Date Participant Name Account Name Page 1 of 1 Phone USA:+1 203 972 6900 Phone Europe:+44 (20) 3325 2681 Powered by Acknowledgement Details Acknowledgement Award Name Award Date Award Currency USD Award Type DSO Offering % Units Vesting Date Expiry Date XX% XXXX XXXX XXXX XX% XXXX XXXX XXXX XX% XXXX XXXX XXXX Deferred Stock Option Award Acceptance Request Date Request Time Request Id